                                                                     EXHIBIT (j)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            ---------------------------------------------------------

We hereby consent to the incorporation by reference in this Registration
Statement on Form N-1A of our reports dated May 19, 2008, relating to the financial statements and financial highlights which appear in the March 31, 2008
Annual Reports to Shareholders of the Capital Preservation Fund, Ginnie Mae
Fund, Government Bond Fund, Inflation-Adjusted Bond Fund and Short-Term
Government Fund, which are also incorporated by reference into the Registration
Statement. We also consent to the references to us under the headings "Financial
Highlights", "Independent Registered Public Accounting Firm" and "Financial
Statements" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
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Kansas City, Missouri
July 23, 2008